Exhibit 32

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 each of the undersigned hereby certifies in his or her capacity as an officer of BayCom Corp (“the Company”) that the Quarterly Report of the Company on Form 10-Q/A for the period ended June 30, 2022, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly represents, in all material respects, the financial statements included in such report.

Ugust 10
Date: July 25, 2023	/s/ George Guarini
George Guarini
Chief Executive Officer

Date: July 25, 2023	/s/ Keary Colwell
Keary Colwell Senior Executive Vice President,
Chief Financial Officer and Secretary